UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue
Suite 300
Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 1, 2020, BJ’s Restaurants, Inc. (the “Company”) announced that it entered into definitive agreements to raise $70 million through a private placement of common stock to certain funds and accounts advised by T. Rowe Price Associates, Inc., acting as investment adviser (such funds and accounts being collectively referred to herein as “TRP”), and SC 2018 Trust LLC, an equity holder of Act III Holdings, LLC (together, “Act III” and, collectively with TRP, “the investors”). The investors agreed to purchase a total of 3,500,000 shares (collectively, the “Purchased Shares”) of the Company’s common stock, no par value (“common stock”) for $20.00 per share in a private placement under Section 4(2) of the Securities Act of 1933, as amended. The Company will also issue to Act III a five year Common Stock Purchase Warrant to purchase 875,000 shares of common stock with an exercise price of $27.00 per share (the “Warrant”).

Securities Purchase Agreements

The Company entered into separate Securities Purchase Agreements, dated May 1, 2020, with each of TRP and Act III (each a “Purchase Agreement” and collectively, the “Purchase Agreements”). Pursuant to the Purchase Agreements, the Company agreed to sell (i) 3,125,000 shares of its common stock to TRP for a gross purchase price of $62,500,000, and (ii) 375,000 shares of common stock to Act III for a gross purchase price of $7,500,000. In addition, the Company agreed to issue the Warrant to Act III. Subject to the fulfillment of certain closing conditions, the closing of the purchase and sale contemplated by the Purchase Agreements is expected to occur on or about May 5, 2020.

The Company will use the proceeds from the sale of the Purchased Shares for general corporate purposes, which may include funding working capital, the repayment of indebtedness and the payment of fees and expenses in connection with the transactions contemplated by the Purchase Agreements.

The Purchase Agreements each contain customary representations, warranties, and covenants of the Company and the investors.

Registration Rights Agreement

At closing of the sale of the Purchased Shares, the Company agreed to enter into separate Registration Rights Agreements (each, a “Registration Rights Agreement” and collectively, the “Registration Rights Agreements”) with each of the investors, pursuant to which, among other things, the Company granted the investors certain registration rights. Under the Registration Rights Agreements, the Company will be required to use its reasonable best efforts to cause the registration of the Purchased Shares of each investor and, with respect to Act III, the shares of common stock issuable upon exercise of the Warrant. In addition, the Registration Rights Agreement with TRP provides for liquidated damages for failure to register (or keep registered) the Purchased Shares held by TRP within specified time periods.

Investor Rights Agreement

At closing of the sale of the Purchased Shares, the Company agreed to enter into an Investor Rights Agreement (the “IRA”) with Act III pursuant to which Act III will have certain rights and obligations, including the following:

Board Nominee. Act III will have the right to designate one member (the “Act III Director”) to the Board of Directors of the Company (the “Board”) who will be appointed following closing. The Act III Director is required to meet certain criteria in order to be seated as or remain a member of the Board. The Board will be required to name an Act III Director as a nominee in each election of directors at a meeting of shareholders. Act III shall retain the right to designate the Act III Director for so long as Act III (or its affiliates) collectively own the lesser of 4.25% of the then outstanding common stock or rights convertible or exercisable into common stock (on an as-converted or exercised basis) or 187,500 shares of common stock (the “Ownership Threshold”).

Voting Agreement. Under the terms of the IRA, for so long as Act III has the right to designate or nominate a director to the Board, it has agreed to vote any shares of common stock held by it (i) in favor of each director nominated or recommended by the Board of Directors for election at any meeting of shareholders, (ii) in favor of the Company’s “say-on-pay” proposal, and (iii) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent public accounting firm.

Standstill. Until the later of three years following the date of the IRA, or at such time as Act III no longer has the right to designate the Act III Director, subject to certain customary exceptions, Act III is prohibited from, among other things, (i) effecting a tender offer, merger or acquisition of the Company, (ii) soliciting proxies or seeking a director/management change in the Company, and (iii) acquiring securities, assets or indebtedness of the Company in connection with any of the actions described in clauses (i) and (ii) above.

Preemptive Rights. If, after the date of the IRA, the Company intends to issue new equity securities for cash to any person, then Act III has the right to participate in such equity offering, subject to exceptions with respect to certain excluded securities and issuances.

Access to Information. For so long as Act III meets the Ownership Threshold and subject to certain confidentiality obligations, Act III shall have customary information rights under the IRA, including the right to review Company records and have reasonable access to the Company’s facilities, books and records, and personnel.

Warrant

At closing of the sale of the Purchased Shares, the Company will issue the Warrant to Act III. Under the terms of the Warrant and subject to customary adjustments, including anti-dilution adjustments for below market issuances, the holder will have the right to purchase up to 875,000 shares of common stock at a purchase price of $27.00 per share. The Warrant expires five years following issuance.

The foregoing descriptions of the transactions contemplated by the Purchase Agreements, Registration Rights Agreements, IRA and Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreements, attached hereto as Exhibits 10.2 and 10.3; the form of Registration Rights Agreements, attached hereto as Exhibits 10.4 and 10.5; the form of Investor Rights Agreement, attached hereto as Exhibit 10.6; and the form of Warrant, attached hereto as Exhibit 10.7.

The information regarding the Company’s Third Amended and Restated Credit Agreement contained in Item 2.03 of this Report is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective April 30, 2020, the Company entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. (“BofA”) (as the Administrative Agent, an L/C Issuer and a Lender), JPMorgan Chase Bank, N.A. (as an L/C Issuer and a Lender), certain other parties as Lenders, and BofA Securities, Inc. (as sole Lead Arranger and sole Bookrunner), pursuant to which the Company amended and restated its existing revolving line of credit (the “Line of Credit”) to waive certain financial covenants for the second and third quarters of 2020, to reset certain financial covenants starting with the fourth quarter of 2020 and to secure the Line of Credit. The Line of Credit remains in the original principal amount of up to $250,000,000 and may be increased up to $350,000,000 at the Company’s request, with the consent of the Administrative Agent and the agreement of one or more Lenders, and upon satisfaction of certain criteria. A general description of the Line of Credit, as amended, is set forth below. Such description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, attached hereto as Exhibit 10.1.

The Line of Credit is guaranteed by the Company’s subsidiaries and is secured by a pledge of the assets of the Company and its subsidiaries, subject to the exclusions of certain assets such as all real property interests. The Line of Credit may be used for working capital and other general corporate purposes.

Borrowings under the Line of Credit bear interest at an annual rate equal to either (a) LIBOR plus a percentage not to exceed 2.75% (with a floor on LIBOR of 1.00%), or (b) a percentage not to exceed 1.75% above a Base Rate equal to the highest of (i) the Federal Funds Rate plus 1/2 of 1.00%, (ii) BofA’s Prime Rate, or (iii) one-month LIBOR plus 1.00%, in either case depending on the level of lease and debt obligations of the Company as compared to EBITDA and lease expenses. Pursuant to the Line of Credit, the Company will be required to pay certain customary fees and expenses associated with maintenance and use of the Line of Credit including letter of credit issuance fees and unused commitment fees. Interest on the Line of Credit is payable monthly and the Line of Credit expires, and all borrowings thereunder must be repaid on or before, November 18, 2021.

Certain financial covenants tested under the Line of Credit have been waived or reset. In particular, the fixed charge coverage ratio and the lease adjusted leverage ratio will not be tested during the second and third quarters of 2020, and thereafter, for purposes other than pricing, both will be tested using certain new benchmarks based upon earnings of the Company starting in November 2020. One new financial covenant pertaining to the liquidity of the Company will be tested from April 2020 through December 2020, with the Company required to maintain minimum cash equal to the sum of a fixed amount (which fixed amount starts at $50.5 million as of April 30, 2020 and decreases to $15.5 million by the end of December 2020) plus 80% of the proceeds from (i) any sale of equity interests and (ii) any increase in the Line of Credit above $250 million.

The Line of Credit contains certain representations and warranties, affirmative and negative covenants and events of default that are customary for credit arrangements of this type, including covenants which, subject to customary restrictions, restrict or limit the Company’s ability to, among other things, create liens, borrow money, pay dividends, conduct stock repurchases and certain other transactions.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Purchase Agreements and as described in Item 1.01 above, the Company has agreed to sell to the investors an aggregate of 3,500,000 shares of common stock and, to Act III, the Warrant to purchase up to 875,000 shares of common stock. The offer and sale of the Purchased Shares and Warrant through the Purchase Agreements are being made in reliance on an exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof.

The information in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in Item 2.03 of this Report is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the IRA, the Company will agree to increase the size of its Board of Directors to ten (10) members promptly upon closing of the transactions contemplated by the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated April 30, 2020 among the Company and Bank of America, N.A. and the other lenders identified therein

10.2	Securities Purchase Agreement, dated May 1, 2020, among the Company and certain funds and accounts advised by T. Rowe Price Associates, Inc., acting as investment adviser

10.3	Securities Purchase Agreement, dated May 1, 2020, between the Company and SC 2018 Trust, LLC

10.4	Form of Registration Rights Agreement among the Company and certain funds and accounts advised by T. Rowe Price Associates, Inc., acting as investment adviser

10.5	Form of Registration Rights Agreement between the Company and SC 2018 Trust, LLC

10.6	Form of Investor Rights Agreement between the Company and SC 2018 Trust, LLC

10.7	Form of Common Stock Purchase Warrant in favor of SC 2018 Trust, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 4, 2020	BJ’S RESTAURANTS, INC.
(Registrant)

	By:	/s/ GREGORY A. TROJAN
Gregory A. Trojan,
Chief Executive Officer and Director

	By:	/s/ GREGORY S. LEVIN
Gregory S. Levin,
President, Chief Financial Officer and Secretary